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                                                                  Exhibit 10.3.1


              AGREEMENT TO ASSIGN PATENT APPLICATIONS AND ROYALITY
                                SHARING AGREEMENT
                                     BETWEEN
                     MICROSOFT CORPORATION AND EXPEDIA, INC.

         THIS AGREEMENT (this "Agreement") is entered into as of November 6, 2001 by and between MICROSOFT Corporation, a corporation organized under the laws of the State of Washington ("Microsoft"), and EXPEDIA, Inc., a corporation organized under the laws of the State of Washington ("Expedia").
Microsoft and Expedia are hereinafter referred to as the "Parties."

         WHEREAS, the Parties have entered into a License Agreement dated as of October 1, 1999 (the "License Agreement");

         WHEREAS, the Parties have entered into an Agreement and Plan of Recapitalization and Merger dated as of July 15, 2001 (the "APRM"); and

         WHEREAS, as part of the consideration of the APRM, Microsoft desires to assign, and Expedia desires to acquire, all right, title, and interest in and to a number of patent applications that are owned by Microsoft.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for other good and valuable consideration receipt of which each party hereby acknowledges, the parties hereby agree as follows:

1.       DEFINITIONS

         1.1 "AFFILIATE" shall mean any entity in which Microsoft or Expedia (as the case may be), directly or indirectly, or through one or more intermediaries, holds the beneficial ownership of more than fifty percent (50%) or the equity securities or interests, and only so long as such ownership continues.

         1.2 "ASSIGNED PATENT APPLICATIONS" shall mean the patent applications listed in Exhibit 1, and all Intellectual Property Rights therein and thereto.

         1.3 "ONLINE TRAVEL SERVICES" shall mean any online service for reserving or purchasing travel services (e.g. airline tickets, lodging, rental cars, cruises, and resort vacation packages) accessed with an interactive electronic device (whether now known or hereafter developed) enabling the user to view information and respond with additional information. The interactive electronic device may be, by way of example and not limitation, a personal computer, personal digital assistant, automated teller machine, screen telephone, or Internet-enabled television.

         1.4 "INTELLECTUAL PROPERTY RIGHTS" shall mean copyrights, patents (including patent improvements), patent applications, trade secrets or other intellectual property rights (but not trademarks, trade names or service marks) under applicable law.


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2.       GRANT OF RIGHTS.

         2.1 Microsoft agrees to assign all of Microsoft's right, title and interest in the Assigned Patent Applications, subject to the conditions set forth in Section 2.3 of this Agreement. In order to effect such ownership transfer, contemporaneously with the execution of this Agreement, Microsoft has executed that certain separate assignment document, to be recorded with the United States Patent and Trademark Office. Microsoft shall reasonably cooperate with Expedia in the filing and prosecution of the Assigned Patent Applications.

         2.2 Microsoft promptly shall deliver to Expedia all documentation pertaining to the Assigned Patent Applications, including copies of all correspondence to or from examining authorities regarding such Assigned Patent Applications, patents and prior art searches pertaining to such Assigned Patent Applications, and all correspondence with any attorney involved in the preparation and/or prosecution of the Assigned Patent Applications.

         2.3 Upon execution of the assignment document, Expedia grants back to Microsoft and its respective Affiliates a non-exclusive, non-transferable, worldwide, irrevocable, perpetual, royalty-free, fully paid-up, license under the Assigned Patent Applications to reproduce, make, have made, use, import, offer for sale, and sell any products or services.

3.       ROYALTY SHARING

         3.1 Expedia shall pay Microsoft forty percent (40%) of any royalties collected by Expedia in the licensing of any of the Assigned Patent Applications or subsequently issued patents to licensees who do not provide Online Travel Services. In the event that Expedia has to litigate to obtain, maintain or collect such royalties, Expedia is entitled to deduct reasonable attorneys fees, costs and expert witness fees from the total royalties collected.

         3.2 Expedia agrees to make written reports to Microsoft quarterly detailing the royalties collected pursuant to Section 3.1 above. Expedia's obligation to produce this report commences in the first quarter in which such royalties are collected. Expedia further agrees to maintain records showing royalties collected to enable the royalties payable hereunder by Expedia to be determined and to permit its books and records to be examined from time to time to the extent necessary to verify the written reports provided.

         3.3 Expedia shall pay all royalties owed on a quarterly basis to Microsoft for a period of ten (10) years from the Effective Date of the Agreement at which time Microsoft's ownership interest in any subsequent royalties shall terminate. The quarterly royalty payments shall be submitted with the written report provided for in this Section 3.2.


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4.       WARRANTIES AND LIMITATION OF LIABILITY

         4.1      WARRANTIES.

                  4.1.1 Microsoft represents and warrants that: (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has full power and authority to enter into this Agreement and perform its obligations hereunder; (b) immediately prior to the execution of this Agreement (and subject to such licenses as have been disclosed to Expedia in writing), Microsoft owns all right, title and interest in and to the Assigned Patent Applications; and (c) it has the legal right to grant all the rights it purports to grant and to convey all the rights it purports to convey pursuant to Section 2.1 above.

                  4.1.2 Expedia represents and warrants that: (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has full power and authority to enter into this Agreement and perform its obligations hereunder, and (b) provided the grants, conveyances and assignments made under Section 2.1 above are effective, it has the legal right to grant all the rights it purports to grant pursuant to
Section 2.3 above.

                  4.1.3 EXCEPT AS PROVIDED IN THIS SECTION 4.1, EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY (IF ANY) IMPLIED WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, AND OF LACK OF NEGLIGENCE OR LACK OF WORKMANLIKE CONDUCT OR EFFORT. ALL PATENT APPLICATIONS ASSIGNED UNDER THIS AGREEMENT ARE PROVIDED AS IS WITH ALL FAULTS, AND NO WARRANTIES OR PROMISES ARE MADE THAT THE SAME WILL WORK OR WORK FOR ANY PARTICULAR PURPOSE. EXCEPT AS PROVIDED IN THIS
SECTION 4.1, THERE IS NO WARRANTY OF TITLE, AUTHORITY OR NON-INFRINGEMENT IN ANY SUCH PATENT APPLICATIONS.

         4.2 LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE IMMEDIATELY PRECEDING SENTENCE SHALL HAVE NO APPLICABILITY TO ANY LEGAL CAUSE OF ACTION ARISING FROM ANY PARTY'S ACTIVITIES OUTSIDE THE SCOPE OF THIS AGREEMENT.

5.       GENERAL

         5.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and to the extent that this agreement is inconsistent with any prior agreement(s) between the Parties, the terms of this agreement

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are to control. Nothing in this Agreement shall be deemed to alter the survival provisions of Section 7.4 of the License Agreement.

         5.2 AMENDMENT. This Agreement shall not be amended or otherwise modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Microsoft and Expedia by their respective duly authorized representatives.

         5.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

         5.4 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         5.5 NO WAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

         5.6 SAVINGS CLAUSE. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

            5.7 FURTHER ASSURANCES. Each party agrees to take such further action and execute, deliver and/or file such documents or instruments as are necessary to carry out the terms and purposes of this Agreement.

            5.8 SECTION HEADINGS. The section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


MICROSOFT CORPORATION                         EXPEDIA, INC.



By /s/ Richard Emerson                        By /s/ Mark S. Britton
   ------------------------------------          -------------------------------
     its authorized representative                 its authorized representative